 VapAria Corporation 10-Q

EXHIBIT 32.1

Section 1350 Certification

In connection with the Quarterly Report of VapAria Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2014 as filed with the Securities and Exchange Commission (the “Report”), I, Alexander Chong, Chief Executive Officer, and Daniel Markes, Vice President and principal financial and accounting officer, of the Company, do hereby certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Dated: November 13, 2014	/s/ Alexander Chong
Alexander Chong, Chief Executive Officer, principal executive officer

Dated: November 13, 2014	/s/ Daniel Markes
Daniel Markes, Vice President, principal financial and accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.